SAFETY-KLEEN


                             1993 STOCK OPTION PLAN


                    AS AMENDED AND RESTATED FEBRUARY 14, 1997



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                       SAFETY-KLEEN 1993 STOCK OPTION PLAN



PART 1.  PURPOSE

      The purpose of this Plan is to promote the long-term financial interests of the Company and its subsidiaries by (i) providing an incentive which the Company may use to induce able persons to enter into or remain in the employment of the company or one of its subsidiaries, (ii) providing employees with an additional incentive to promote the Company's financial success and (iii) furthering the identity of interests of participants with those of the shareholders of the Company.

      This Plan shall be administered by a Committee composed of Company directors appointed as prescribed in Part 11 of this Plan.

      Certain terms used in this Plan have the meaning indicated for such terms in Section 12.1 of this Plan.


PART 2.  PERSONS ELIGIBLE TO RECEIVE OPTIONS

      A person shall be eligible to be granted an option under this Plan only if
(i) on the proposed Grant Date for such option or at some time between the Grant Date of such option and the exercise of such option, such person shall be employed either by the Company or by a subsidiary, and (ii) such person is not a member of the Committee. A person eligible to be granted an option under this Plan is herein called an "eligible employee". A director of the Company who is not also such an employee of the Company or a subsidiary shall not be eligible to receive options under this Plan.


PART 3.  STOCK OPTIONS

      Section 3.1 POWER TO GRANT OPTIONS. The Committee shall have the right and the power to grant at any time to any eligible employee an option entitling such person to purchase shares from the Company in such quantity, at such price, on such terms and subject to such conditions consistent with the provisions of this Plan as may be established by the Committee on or prior to the Grant Date for such option. Each option to purchase shares which shall be granted by the Committee pursuant to the provisions of this Part 3 is herein called a "stock option" and an "option".

      Section 3.2  PURCHASE PRICE.

            (a) GENERAL RULE. Except as otherwise provided in this Section 3.2, the price at which each share may be purchased upon exercise of any option granted under this Plan may not be less than the per share market value on the Grant Date for such option.

            (b) SPECIAL RULE FOR NEW EMPLOYEE. If any person shall become employed by the Company or a subsidiary by reason of the acquisition by the Company of the business by which such person was previously employed or if the Company or any subsidiary shall hire a person who was previously employed by an employer other than the Company or a subsidiary, then an SAR and/or nonqualified option may be granted to such person having an aggregate spread at the Grant Date not greater than the aggregate spread (as reasonably determined by the Committee) on any options granted to such person by such person's former employer which shall be canceled or given up by such person in connection with such acquisition or change of employment. In connection with any SAR or nonqualified option granted pursuant to the preceding sentence, the Committee shall have the power to determine the number of shares subject to such SAR and/or nonqualified option and to establish an exercise price which will result in an aggregate spread on the Grant Date not greater than the aggregate spread permitted by the preceding sentence. The "aggregate spread" on any particular option shall be determined by multiplying the number of shares subject to the option (including shares not yet vested or otherwise available for purchase) times the amount by which the per share market value of the shares subject to the option on the date as of which the aggregate spread is being determined shall exceed the exercise price of such option.

      Section 3.3 OPTION TERMS. The Committee shall have the power to determine the eligible employees to whom options shall be granted under this Plan, the number of shares to be subject to each option, the number of options to be

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awarded to each eligible employee and the time at which each option under this
Plan shall be granted. Except as otherwise expressly provided in this Plan, the Committee shall also have the power to determine, at the time of the grant of each option, all terms and conditions governing the rights and obligations of the holder with respect to such option, including but not limited to: (i) the exercise price per share or the method by which the exercise price per share shall be determined (provided that the price shall not in any case be less than the price permitted by Section 3.2); (ii) the length of the period during which the option may be exercised and any vesting requirements or other limitations on the number of shares purchasable with the option at any given time during such period; (iii) the times at which the option may be exercised; (iv) any conditions precedent to be satisfied before the option may be exercised; (v) any restrictions on resale of any shares purchased upon exercise of the option; and
(vi) whether or not such option will constitute an incentive stock option under
Section 422 of the Internal Revenue Code (or any successor provision). The terms "nonqualified option" and "NQO" when used in this Plan mean an option granted under this Plan which is not an incentive stock option.

      Section 3.4 ISO REQUIREMENTS. No person may be granted incentive stock options under this Plan in any year entitling such person to purchase a number of shares greater than the maximum number permitted by Section 422 of the Internal Revenue Code (or any successor provision). An option granted under this Plan shall not be an incentive stock option unless the terms of the option agreement evidencing such option shall explicitly state that it is intended to be an incentive stock option.

      Section 3.5 AUTOMATIC GRANTS. The Committee shall have the right to grant any option under this Plan with a feature providing that if the original grantee delivers shares to satisfy all or part of the exercise price upon exercise of the option (the "exercised option"), the original grantee shall automatically be granted a new option with a Grant Date on the exercise date of the exercised option entitling the option holder to purchase a number of shares equal to the number of shares delivered in connection with the exercise of the exercised option at a purchase price equal to the per share market value on the exercise date of the exercised option and having such other terms and conditions as the Committee shall specify in the agreement granting the exercised option at the time the exercised option was granted.


PART 4.  STOCK APPRECIATION RIGHTS

      Section 4.1 POWER TO GRANT STOCK APPRECIATION RIGHTS. The Committee shall have the right and the power to grant to the holder of any stock option granted under this Plan (the "tandem option") a right to elect to receive an amount equal to the spread on that option (determined as of the time of the exercise of such right) times the number of eligible shares chosen by the option holder at the time of exercise and/or a right to receive the Per Share Change of Control Value for the shares subject to the tandem option (determined as prescribed in Section 4.5) in the event a Change of Control shall occur (determined as described in Section 4.7). Each right granted pursuant to this Part 4 shall be deemed a "Stock Appreciation Right" or "SAR". The Committee shall have the right in connection with the grant of any SAR under this Plan to impose such conditions and limitations on its exercise as the Committee shall choose. Unless the Committee or this Plan shall otherwise specify, each SAR shall be subject to all conditions on exercise imposed with respect to the tandem option. The term "eligible shares" as applied with respect to any particular SAR at any particular time shall mean the shares subject to the related tandem option which the option holder is entitled to purchase at the particular time and with respect to which the related SAR is exercisable at the particular time under such terms and conditions as the Committee may have specified at the time of the grant of the related SAR.

      Section 4.2 TANDEM REQUIREMENT. The exercise of any SAR granted under this Plan shall reduce the number of eligible shares which shall be available for purchase under the tandem option by the number of shares for which the SAR shall be exercised. Conversely, the exercise of any option shall reduce the number of shares for which any SAR granted in connection with such option (the "tandem SAR") may be exercised by the number of shares for which the option shall be exercised.

      Section 4.3 TIME OF GRANT. An SAR may be granted simultaneously with the grant of the stock option with which it is associated or may be granted at any time after the grant of such option. In no event may an SAR be exercised after the tandem option with which it is associated ceases to be exercisable.

      Section 4.4 LIMITED STOCK APPRECIATION RIGHTS. Without limiting the generality of the preceding provisions, the Committee shall have the authority to grant any SAR with the following characteristic:

            (a) the SAR shall automatically be converted into cash in the amount of the Change of Control Value (determined as prescribed in Section 4.5) on the date (the "Auto Exercise Date") of the Change of Control;

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            (b) the related  tandem  stock option  shall be  terminated immediately after such conversion; and

            (c) the SAR shall not be exercisable except as provided in clause (a).

An SAR with all three characteristics specified in the preceding sentence shall be deemed to be a "Limited Stock Appreciation Right" or "LSAR". Any agreement under this Plan which grants a Limited Stock Appreciation Right shall be understood to grant a right having the three characteristics specified in the first sentence in this Section 4.4. Unless the Committee shall prescribe a different result, at the time any eligible employee becomes subject to the provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Company's Common Stock, such eligible employee shall automatically be granted at that time an LSAR for every stock option then held by such person under this Plan which shall not previously have had a tandem LSAR associated with it.

      Section 4.5 CHANGE OF CONTROL VALUE. The Company shall pay the holder of any LSAR within three days after the Auto Exercise Date cash in the amount of the Change of Control Value of that LSAR calculated as of the Auto Exercise Date in accordance with this Section 4.5. The Change of Control Value of any particular LSAR shall be an amount determined by multiplying (i) the Change of Control Spread (determined as provided in the next sentence as of the Auto Exercise Date) times (ii) the number of shares subject to the related tandem option on the particular date (before giving effect to the termination of that stock option pursuant to clause (b) in Section 4.4) including shares not yet then vested or which (absent this provision) would not be available for purchase under the tandem option on the particular date. The Change of Control Spread on any particular date shall be equal to the greater of zero or the remainder derived by subtracting (i) the exercise price of the tandem stock option with respect to which such SAR was issued from (ii) the Per Share Change of Control Value on the Auto Exercise Date (determined as provided in the next sentence). "Per Share Change of Control Value" as used in this Plan or an agreement made pursuant to this Plan means the highest per share market value during the period beginning on the 180th day before the particular date as of which Per Share Change of Control Value shall be determined and ending on the day preceding that particular date or, if greater, the highest price per share of Common Stock paid in connection with the Change of Control.

      Section 4.6 PERMITTED SAR TERMS. The Committee is authorized to grant any Stock Appreciation Right (i) which entitles the holder to receive the Change of Control Spread upon exercise of the SAR (subject to such terms and conditions as the Committee may prescribe under the terms of grant), (ii) which is not subject to the limitation prescribed in clause (c) of Section 4.4, and (iii) which shall have such other terms and conditions not prohibited by this Plan which the Committee shall elect to prescribe at the time of the grant of such SAR.

      Section 4.7 DEFINITION OF CHANGE OF CONTROL. When used in this Plan or an agreement granting an option under this Plan, the term "Change of Control" shall mean any of the following with respect to the Company:

            (i) any person or group (other than a subsidiary corporation as defined in Section 425(f) of the Code with the Company being treated as the employer corporation for purposes of determining subsidiary status or any employee benefit plan (or any related trust) of the Company or such a subsidiary) becomes the beneficial owner of 20% or more of either the then outstanding Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, except that (A) no such person or group shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person or group subsequently becomes the beneficial owner of additional Common Stock or voting securities of the Company other than pursuant to a written agreement with the Company and (B) no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Common Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the then outstanding Common Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

            (ii) individuals, who, as of January 1, 1993, constitute the Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual who becomes a director after January 1, 1993 whose election, or nomination for election by the Company's stockholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent
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      Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended); or

            (iii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, immediately after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.


PART 5.  TERMS APPLICABLE TO ALL OPTIONS AND SARS GRANTED UNDER THIS PLAN.

      Section 5.1 COMMON TERMS. Unless the context of this Plan clearly otherwise requires, the requirements applicable to any stock option granted under this Plan shall also apply to any tandem SAR granted with respect to that option.

      Section 5.2 OPTION AGREEMENT. No person shall have any rights under any SAR and/or option granted under this Plan unless and until the Company and the person to whom such SAR and/or option shall have been granted shall have executed and delivered an agreement expressly granting the SAR and/or option to such person and containing provisions setting forth the terms of the SAR and/or option.

      Section 5.3 GRANT DATE. An SAR or option shall be deemed to have been granted under this Plan on the date (herein called the "Grant Date") designated by the Committee (either specifically or by means of a mechanism for determining such date) at the time it shall approve such SAR or option, provided that the Committee may not designate a Grant Date with respect to any option which shall be earlier than the date on which the granting of such option shall have been approved by the Committee and may not designate a Grant Date for any SAR which is earlier than the Grant Date of the relevant tandem option.

      Section 5.4 TEN YEAR MAXIMUM TERM. No option or SAR granted under this Plan may be exercised on or after the tenth anniversary of its Grant Date. No SAR granted under this Plan may be exercised after the termination date for the related tandem option with respect to which the SAR was granted.

      Section 5.5 MODIFICATION OF OPTION AFTER GRANT. Each option and SAR granted under this Plan may be modified after the date of its grant by express agreement between the Company and its holder provided that any such change (i) shall not be inconsistent with the terms of this Plan and (ii) shall be approved by the Committee.

      Section 5.6 LIMITATIONS ON TRANSFER. No option or SAR granted under this Plan shall be transferable otherwise than by will or the laws of descent and distribution, and any option or SAR granted under this Plan may be exercised during the lifetime of the person to whom the option shall initially have been granted only by the original grantee.

      Section 5.7 TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the option holder in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under any option or SAR granted under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction against any liability for any such tax.

      Section 5.8 NO RIGHT TO EMPLOYMENT CONFERRED. Nothing in this Plan or (in the absence of any express provision to the contrary) in any option or SAR granted pursuant to this Plan, shall confer on any person any rights to continue in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate such person's employment at any time.

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PART 6.  EXERCISE PROCEDURES

      Section 6.l EXERCISE NOTICE. Each option and SAR granted under this Plan shall be deemed exercised on the date (the "exercise date") the Company's Secretary (or other person designated by the Company's Chief Financial Officer) shall receive written notice of such exercise signed by the option holder and in a form reasonably satisfactory to the Committee or shall receive other notice of exercise satisfactory to the Committee. An option holder shall not have any rights with respect to shares issuable under any option granted under this Plan by reason of such option until the exercise of that option with respect to those shares.

      Section 6.2 PAYMENT OF EXERCISE PRICE. The exercise price of shares purchased upon the exercise of an option granted under this Plan shall be paid in full in cash by the option holder at the time of the delivery of such shares provided that the Committee (or any person or persons to whom the Committee shall delegate the authority) may (but need not) permit payment to be made by delivery to the Company of either (i) shares, or (ii) any combination of cash and shares permitted by the Committee (or any such person or persons). In the event any shares shall be transferred to the Company to satisfy all or any part of the exercise price, the part of the exercise price deemed to have been satisfied by such transfer of shares shall be equal to the product derived by multiplying the per share market value as of the date of exercise times the number of shares transferred. Unless the Board shall otherwise determine, any shares transferred to the Company as payment of all or part of the purchase price upon the exercise of any option granted under this Plan shall be utilized as soon as possible to supply the shares deliverable by reason of the subsequent exercise of options under this Plan.


PART 7.  OPTION TERM AND VESTING

      Section 7.l NORMAL OPTION TERM. Except as otherwise provided in this Plan or the agreement evidencing any SAR and/or option granted under this Plan, the right to exercise any option or SAR granted under this Plan shall terminate at whichever of the following times shall earlier occur: (i) three months after the employment termination date of the original grantee or (ii) the specified expiration date of the option or SAR.

      Section 7.2 EXTENSION OF EXERCISE TIME. The Committee in its sole discretion shall have the right (but shall not in any case be obligated) to permit any option or SAR granted under this Plan to be exercised more than three months after the employment termination date of the original grantee or after the specified expiration date specified in the agreement granting such option or SAR, provided that the Committee shall not have the right to permit exercise of any option or SAR on or after the tenth anniversary of its Grant Date or to permit exercise of an SAR after the termination date of the related tandem option.

      Section 7.3 NORMAL RULE: NO VESTING AFTER EMPLOYMENT TERMINATION DATE. After an original grantee's employment termination date, the number of shares for which any option or SAR may be exercised shall not increase (pursuant to vesting or other provisions in such option or SAR) but rather shall be limited to the number of shares for such option or SAR could have been exercised immediately prior to the employment termination date provided that: (i) the Committee shall have the right to waive this restriction in whole or in part either at the time such option or SAR is granted or at any later time and (ii) this restriction shall not apply when a different result is prescribed by
Section 7.4, Section 7.5 or Part 9.

      Section 7.4  ACCELERATION OF VESTING.

            (a) DISCRETIONARY ACCELERATION. The Committee in its sole discretion shall have the right (but shall not in any case be obligated)(i) to permit purchase of shares under any option prior to the time such shares shall be purchasable under the terms of the agreement granting such option, and/or
      (ii) to permit exercise of an SAR prior to the time such SAR shall be exercisable under the terms of the agreement granting such SAR.

            (b) AUTOMATIC ACCELERATION UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, every option and SAR outstanding under the Plan at the time of the occurrence of such Change of Control shall be accelerated and may thereafter be exercised with respect to all shares subject to such option or SAR.

      Section 7.5  RETIREMENT, DISABILITY AND DEATH.

            (a)  SPECIAL DEFINITIONS

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            CAREER TERMINATION - If an individual's employment with the Company and its subsidiaries terminates because of the individual's retirement (as defined in this Section 7.5(a)), Qualified Disability (as defined in this Section 7.5(a)), or death, then such termination shall be deemed a "Career Termination" and the individual shall be deemed a "Career Participant."

            POST-CAREER BENEFITS - The term "Post-Career Benefits" as applied with respect to any particular option means the rights under that option which exist solely because of rights arising under this
            Section 7.5.

            POST-CAREER OPTION - Every option or SAR held by a Career Participant in the capacity of original grantee which has a termination date after the Career Participant's Career Termination shall be deemed a "Post-Career Option" for purposes of this Plan.

            QUALIFIED DISABILITY - The term "Qualified Disability" means an injury, disease or disability which the committee shall determine
            (i) to be the primary cause of the termination of employment of the original grantee of any SAR and/or option and (ii) should entitle the holder of the SAR and/or option to the Post-Career Benefits.

            RETIREMENT - An individual shall be deemed to retire on the date he or she ceases to be employed by the Company or any of its subsidiaries if on that date the individual is at least 55 years of age and has been employed by the Company and/or its subsidiaries for at least five years and if the cessation of employment is not caused by death or a Qualified Disability.

            (b) VESTING ADJUSTMENTS. Except as otherwise provided in Section 7.5(d), during the period between the Career Termination of the original grantee of any Post-Career Option and the termination date of that option, any shares subject to that option which shall not have been vested at the Career Termination shall vest at the time(s) and in the numbers they would have vested if the original grantee's employment termination date had not occurred.

            (c) TERMINATION DATE EXTENSION. Except as otherwise provided in
      Section 7.5(d) or Section 7.6, the termination date for each Post-Career Option held by any Career Participant in the capacity of original grantee will be the earlier of (i) the fifth anniversary of his or her Career Termination or (ii) the specified expiration date of that option.

            (d)  EXCEPTIONS.

                  (1) DEATH. Except as may otherwise be provided pursuant to Section 7.5(d)(2):

                        (A) In the event a Career Participant dies, then (except
                  as provided in the next two sentences), the termination date for any Post Career option granted to the decedent in the capacity of original grantee shall be the later of (i) the termination date otherwise established under or pursuant to this Plan or (ii) the first anniversary of the death. The preceding sentence shall not be effective to extend the termination date for any option or SAR for which the termination date shall have occurred prior to the death. If the effect of the first sentence of this paragraph (A) would be to extend the termination date of any option or SAR beyond the day prior to the tenth anniversary of the granting date of the option (or the relevant tandem option), then the termination date shall be the day prior to such tenth anniversary.

                        (B) In the event a Career Termination is caused by
                  death, then all vesting restrictions in each of the Post-Career Options held by the decedent in the capacity of original grantee shall cease to apply upon the decedent's death and the holder of that Option shall be entitled to exercise that Option with respect to any or all of the shares subject to that Option at any time from the Career Termination until the termination date of that option.

                  (2) MODIFICATION ON GRANT. The Committee shall have the right at the time of grant of any option or SAR to omit Post-Career Benefits from that option or SAR altogether or to provide benefits with respect to that option or SAR which are different from those prescribed in this Section 7.5. The Post-Career Benefits prescribed in this Section 7.5 shall apply only to the extent they do not conflict with the express terms specified at the time of the grant of any option or SAR (including terms contained in the agreement evidencing that option or SAR).

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                  (3) MODIFICATION IMMEDIATELY AFTER RETIREMENT. The Committee
            in its sole discretion shall have the right to determine that the holder of any particular Post-Career Option should not be entitled after retirement of the relevant original grantee to Post Career Benefits under that option, provided that (i) such right may only be exercised if the Committee elects to exercise such right and notifies the option holder of such exercise within three months after the original grantee's retirement and (ii) such right may be exercised only if the relevant Career Termination is caused by retirement and may not be exercised if the relevant Career Termination is caused by death. If the Committee shall exercise this right, then (i) the termination date of the particular Post-Career Option shall be three months after the Committee gives the option holder notice of its determination (or such later date as the Committee shall adopt as part of its determination) and (ii) the option holder shall not have the right to exercise the option for any shares which were not vested under the option immediately prior to the original grantee's retirement.

      Section 7.6 NONCOMPETE LIMITATIONS. If the Committee shall determine that the original grantee or the holder of any particular SAR and/or option has competed with the Company or any of its subsidiaries or has engaged in activity which the Committee determines to be detrimental to the best interests or reputation of the Company or any of its subsidiaries, then the Committee shall have the right to set the termination date of the SAR and/or option for such date as the Committee in its sole discretion deems appropriate (including a date prior to the time of such determination) provided that such right may not be exercised (i) to render any exercise of any option or SAR ineffective (or otherwise diminish the rights of the option holder with respect to that exercise) after the Company shall have issued the shares and/or other consideration issuable by reason of such exercise or (ii) after any Change in Control. The Committee shall have the sole discretion to make any determination under this Section 7.6 and any such determination shall be binding upon all persons concerned.


PART 8.  SHARES SUBJECT TO THIS PLAN

      Section 8.l BASIC RULE. Except as otherwise provided in Part 9, the options and SARs granted under this Plan shall be limited so that at any particular time, the result of the following shall never exceed 5,250,000 shares:

            (i) all shares which shall have been purchased at or prior to the particular time upon the exercise of options at any time granted under this Plan, plus

            (ii) all shares for which payment shall be made at or prior to the particular time by reason of exercise of SARs at any time granted under this Plan, plus

            (iii) all shares which may be purchased after the particular time under options granted under this Plan outstanding at the particular time, minus

            (iv) the number of shares which shall have been delivered to the Company at or prior to the particular time to pay the exercise price of options exercised at or prior to the particular time (and all shares cited in this clause (iv) are called "payment shares").

In the event any Option or SAR at any time granted under this Plan shall terminate before it shall have been fully exercised, then all shares formerly subject to such option and the tandem SAR (if any) as to which neither the option nor the Tandem SAR (if any) shall be exercised shall be available for any SAR and/or option subsequently granted in accordance with the provisions of this Plan. The shares sold by the Company under this Plan may be either unissued shares or treasury shares.

      Section 8.2 LIMITATIONS ON PAYMENT SHARES. Payment shares shall not be used for any option (a "Section 16 option") granted to a person who on the Grant Date is subject to the reporting requirements imposed by Section 16 of the Securities Exchange Act of 1934. Unless the Committee expressly prescribes a different result, payment shares received by the Company under this Plan shall be deemed to be used for the first options granted under this Plan after receipt of those payment shares which are not Section 16 options.

      Section 8.3 PER PERSON LIMIT ON OPTIONS. The maximum number of shares with respect to which options or SARs may be granted to an individual employee during any fiscal year of the Company under this Plan shall be 500,000.

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PART 9.  ADJUSTMENTS TO REFLECT CAPITAL CHANGES

      Section 9.1 STOCK SPLITS. The number of shares subject to outstanding options and SARs, the number of shares which subsequently become available for purchase under any vesting provisions in options or SARs outstanding under this Plan, the exercise price for which shares may be purchased upon the exercise of outstanding options, the exercise price for shares covered by outstanding SARs and the number of shares available for options and SARs subsequently granted under this Plan shall be appropriately adjusted to reflect any stock dividend, stock split, or other action determined by the Committee to be similar to any of the actions expressly indicated in this sentence in its substantive effect upon this Plan or the options or SARs granted under this Plan.

      Section 9.2 CHANGES IN CAPITALIZATION. In the event of any reorganization, recapitalization, reclassification, merger, consolidation or sale of all or substantially all of the Company's assets followed by liquidation or other transaction which is effected in such a way that holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a "Capital Change"), the Committee shall make appropriate changes to assure that each outstanding option thereafter represents the right to acquire, in lieu of or in addition to the shares of Common Stock subject to such option, such securities or assets which the holder of such option would have received if all shares subject to such option had been owned by such holder at the record date for such Capital Change by reason of such ownership. In connection with a Capital Change, the Committee shall make such changes in each SAR as the Committee determines appropriate to reflect such Capital Change. The Board of Directors shall have the right to make such changes in the kind of securities or other property available for options and SARs granted under this Plan as the Board deems appropriate to reflect such Capital Change. Unless the Committee shall otherwise determine, a cash distribution on the Company's Common Stock shall not constitute a Capital Change for purposes of this Plan.

      Section 9.3 FINAL DETERMINATIONS. The determination of the Committee or the Board as to the nature of the adjustment to be made in response to any event contemplated by this Part 9 shall be binding upon all persons concerned.


PART 10.  AMENDMENT AND TERMINATION OF THIS PLAN

      Section 10.1 AMENDMENT. Except as provided in this Section, the Board shall have complete power and authority to amend this Plan at any time and no approval by the Company's shareholders or by any other person, committee or other entity of any kind shall be required to make any amendment approved by the Board of Directors effective. The Board shall not, however, do any of the following without the affirmative approval of the Company's shareholders: (i) increase the maximum number of shares available for options and SARs granted under this Plan except as provided in Part 9; or (ii) lower the minimum exercise price permitted by this Plan for any option or SAR granted under this Plan except as provided in Part 9. No termination or amendment of this Plan may, without the consent of the individual to whom any SAR and/or option shall theretofore have been granted under this Plan, adversely affect the rights of such individual under such SAR and/or option.

      Section 10.2 TERMINATION. The Board of Directors shall have the right and the power to terminate this Plan at any time. If this Plan is not earlier terminated, this Plan shall terminate on December 31, 2002. No options shall be granted under this Plan after termination of this Plan, but the termination of this Plan shall not have any other effect and any option or SAR outstanding at the time of the termination of this Plan may be exercised after termination of this Plan at any time prior to the termination date of such option or SAR to the same extent such option or SAR would have been exercisable had this Plan not terminated.


PART 11.  ADMINISTRATION OF THE PLAN

      Section 11.1 COMMITTEE'S POWERS. This Plan shall be administered by the Board of Directors and/or a committee (herein called the "Committee") designated by the Company's Board of Directors in accordance with the provisions of Section
11.2. The Committee shall have full power and authority to prescribe, amend and rescind rules and procedures governing administration of this Plan. Each action of the Committee which shall be within the scope of the authority delegated to the Committee by this Plan or by the Company's Board of Directors shall be binding on all persons.

      Section 11.2 COMMITTEE MEMBERSHIP. The Board shall have the power to appoint and remove members of the Committee provided that each member shall be a director of the Company. A person's membership on the Committee shall automatically cease when such person ceases to be a director of the Company. At any time at which no special Committee

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shall have been constituted by the Board
especially for the purposes of this Plan, the Compensation Committee established pursuant to the Company's By-Laws shall have all powers and rights delegated to the "Committee" under this Plan.

      Section 11.3 COMMITTEE ACTION. Unless the Board or the Committee shall expressly decide to the contrary, a majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the Committee members at a meeting at which a quorum is present shall be deemed an act of the Committee. No member of the Committee shall be liable for any action or omission relating to his or her service on the Committee.


PART 12.  INTERPRETATION OF THIS PLAN

      Section 12.1 DEFINITIONS. Each term defined in this Section 12.1 has the meaning indicated in this Section 12.1 whenever such term is used in this Plan.

            BOARD - The term "Board of Directors" and the term "Board" each means the Board of Directors of the Company as constituted at the time as of which such term shall be applied.

            COMMITTEE - The term "Committee" has the meaning such term is given in Section 11.1 of this Plan.

            COMPANY - The term "Company" means Safety-Kleen Corp.

            EMPLOYMENT TERMINATION DATE - The term "employment termination date" as applied to the original grantee of any SAR and/or option granted under this Plan means the first date on which such original grantee shall not be employed by either the Company or any subsidiary for any reason (including but not limited to voluntary termination of employment, involuntary termination of employment, retirement, disability or death). The Committee may specify in the original terms of any SAR and/or option granted under this Plan, or if not so specified, shall determine whether an authorized leave of absence or absence on military or government service or absence for any other reason shall constitute a termination of employment for the purposes of this Plan.

            EXERCISE PRICE - The term "exercise price" as applied to any option granted under this Plan means the price per share at which shares may be purchased upon exercise of such option established as prescribed in this Plan.

            GRANT DATE - The term "Grant Date" has the meaning given such term in Section 5.3 of this Plan.

            INCENTIVE STOCK OPTION OR "ISO" - Each of these terms means an option which qualifies as an incentive stock option under the provisions of Section 422 of the Internal Revenue Code or any successor provision.

            NONQUALIFIED OPTION OR "NQO" - Each of these terms has the meaning it is given in Section 3.3.

            OPTION - Each of the terms "option" and "stock option" has the meaning such term is given in Section 3.1 of this Plan.

            ORIGINAL GRANTEE - The term "original grantee" as applied with respect to any SAR or option means the person to whom that SAR or option was originally granted.

            PER SHARE MARKET VALUE - The term "per share market value" on any given date shall be the fair market value of one share on the given date determined in such manner as shall be prescribed by the Committee, provided that in the absence of any specific instructions from the Committee to the contrary, the "per share market value" on any given date shall be equal to the last per share sales price reported for the shares for the given date in THE WALL STREET JOURNAL (if sales for the shares shall be reported for the given date in THE WALL STREET JOURNAL) or (if no sales of the shares shall be reported for the given date in THE WALL STREET JOURNAL) for the first date prior to the given date for which sales of the shares shall be reported in THE WALL STREET JOURNAL.

            RULE 16B-3 - The term "Rule 16b-3" has the meaning such term is given in Section 11.2 of this Plan.

            SAR - the term "SAR" has the meaning such term is given in Section
      4.1 of this Plan.

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

            SHARE - The term "share" when used in relationship to the Company means a share of the Company's Common Stock.

            SHAREHOLDER - The term "shareholder" when used in relationship to the Company means a person who owns shares.

            SPECIFIED EXPIRATION DATE - The term "specified expiration date" as applied to any option granted under this Plan means the date specified in the agreement between the Company and the original grantee as the expiration date of that option. If no expiration date shall be specified in the option agreement relating to any option, then the specified expiration date of that option shall be the day prior to the tenth anniversary of the Grant Date of that option. Unless otherwise expressly indicated in the agreement granting any SAR under this Plan, the specified expiration date of the SAR shall be the same as the specified expiration date of the related tandem option.

            SPREAD - The "spread" on any option on any particular date shall be the remainder derived by subtracting the exercise price of the option from the per share market value on the particular date. The "spread" on any SAR shall be equal to the spread on the related tandem option.

            SUBSIDIARY - Any entity shall be deemed to be a "subsidiary" if either (i) securities issued by such entity entitling the owner thereof to elect a majority of the entity's board of directors (or other governing body) are owned and controlled directly or indirectly by the Company or
      (ii) the Company owns directly or indirectly an equity interest in such entity and the Committee specifically designates such entity as a "subsidiary" for purposes of this Plan.

            TERMINATION DATE - The "termination date" for any option or SAR shall be the date after which that option or SAR may not be exercised as specified in this Plan or established pursuant to this Plan.

            VESTING - An option or SAR shall be deemed to "vest" with respect to any particular shares subject to that option or SAR when all restrictions on the holder's rights to exercise the option or SAR with respect to those shares shall have ceased to apply (other than the restriction against exercising the option or SAR after its termination date).

      Section 12.2 NO STRICT CONSTRUCTION. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of this Plan, any option or SAR granted under this Plan or any rule or procedure established by the Committee.

      Section 12.3 PLAN PROVISIONS CONTROL OPTION TERMS. In the event any provision of any option or SAR granted under this Plan shall conflict with any term in this Plan as constituted on the Grant Date of such option or SAR, the term in this Plan as constituted on the Grant Date of such option or SAR shall control. Except as provided in Part 9, the terms of any option or SAR granted under this Plan may not be changed after the Grant Date of such option without the express approval of the holder of such option or SAR.

      Section 12.4 COMMITTEE'S INTERPRETATIONS CONCLUSIVE. The Committee shall have full power and authority to interpret the terms of this Plan, the terms of any option or SAR granted under this Plan, and the rules and procedures established by the Committee. Any determination made by the Committee as to the meaning of or requirements imposed by or rights of any persons under this Plan, any option or SAR granted under this Plan, or any rule or procedure established by the Committee shall be binding upon all persons concerned.


PART 13.  MISCELLANEOUS

      Section 13.1 TITLE. The Plan described herein shall be known as the "Safety-Kleen 1993 Stock Option Plan" and is referred to herein as this "Plan".

      Section 13.2 EFFECTIVE DATE. This Plan was approved by the affirmative votes of the record holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the annual meeting of the Company's shareholders held on May 14, 1993 and became effective on that date.

      Section 13.3 EXPENSES OF THE PLAN. The Company shall pay all expenses incurred to administer the Plan.

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

      Section 13.4 CHOICE OF LAW. Every option and SAR at any time granted under this Plan shall be deemed to be a contract made under the laws of the State of Illinois. For all purposes, both this Plan and every option and SAR granted under this Plan shall be construed in accordance with and governed by the laws of the State of Illinois.

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